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                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Championlyte Holdings, Inc.

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of Championlyte Holdings, Inc., of our report dated March 20, 2003 relating to the financial statements of Championlyte Holdings, Inc. appearing in the Annual Report on Form 10-KSB of Championlyte Holdings, Inc. for the years ended December 31, 2002 and 2001 and to the use of our name as it appears under the caption (Experts).


/s/   Radin Glass & Co., LLP
---------------------------------
Radin Glass & Co., LLP
Certified Public Accountants



New York, New York
May 5, 2003

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